THIS SECURED CONVERTIBLE REDEEMABLE DEBENTURE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

SECURED CONVERTIBLE REDEEMABLE DEBENTURE

TRILLIANT EXPLORATION CORPORATION

Effective October 12, 2009

No. **2** US$210,000

This Secured Convertible Redeemable Debenture (this "Debenture") is issued by Trilliant Exploration Corporation, a Nevada corporation (the "Company"), to Trafalgar Capital Specialized Investment Fund, FIS (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under Section 4(2) and/or Regulation D as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, in the amount of US$210,000 as follows:

Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of Two Hundred Ten Thousand United States Dollars (US$210,000) together with interest on the unpaid principal of this Debenture at nine percent (9%) per annum compounded monthly from the date hereof until paid. Interest shall be computed on the basis of a 360-day year and the actual days elapsed and the Holder shall deduct no interest payments at Closing (as defined in that certain Securities Purchase Agreement, of even date herewith, by and between the Company and the Holder (the "Purchase Agreement"). The entire principal amount outstanding and all accrued interest hereon and the associated redemption premium shall be due and payable to the Holder on the earlier of: (i) the 90 day anniversary from the date hereof (the "Maturity Date"); or (ii) the completion of any new investment into the Company which exceeds the sum of One Million Five Hundred Thousand US Dollars ($1,500,000). The foregoing notwithstanding, in the event a new financing into the Company is less than One Million Five Hundred Thousand US Dollars ($1,500,000) but greater than Five Hundred Thousand US

Dollars ($500,000), Trafalgar shall receive proceeds of One Hundred Thousand Dollars ($100,000) from such financing to be applied against amounts due hereunder. The Holder may in its discretion, renew any unpaid portion of the Debenture on the Maturity Date.

Section 1.01 . At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of common stock of the Company, par value $0.001 per share ("Common Stock"). In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

Section 1.02 **Optional Conversion.** The Holder is entitled, at its option, to convert, and sell on the same day or at any subsequent time, at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of Common Stock at the price per share (the "Conversion Price") equal to the lower of (a) 100% of the Volume Weighted Average Price ("VWAP") of the Common Stock as reported by Bloomberg, LP on the Closing Date (as defined in the Purchase Agreement) and (b) a fifteen percent (15%) discount to the lowest daily closing VWAP of the Common Stock during the five (5) trading days after the Conversion Date (as defined below). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit A to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

Section 1.03 **Limitations on Conversion**. The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in

this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the terms of this Debenture and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture. The provisions of subparagraph (a) in this Section 1.03 may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

Section 1.04 **Reservation of Common Stock.** The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall take any and all actions required by Section 4(e) of the Purchase Agreement.

Section 1.05 **Optional Redemption.** The Company may redeem this Debenture, in whole or in part, at any time after the Closing Date until one week prior to the Maturity Date by providing the Holder with three (3) days advance notice (the "Redemption Notice") and by paying unpaid principal and interest accrued to the date of such redemption and a sixteen percent (16%) redemption premium on the amount redeemed so long as the Common Stock is trading below the Conversion Price at the time the Redemption Notice is received.

Section 1.06 **Mandatory Redemption.** On the Maturity Date, the Company shall redeem the Debenture by paying to the Holder the full amount of principal and interest due on the debenture, together with a redemption premium of Forty Two Thousand US Dollars ($42,000).

Section 1.07 **Paying Agent and Registrar**. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.08 **Secured Nature of Debenture**. This Debenture is secured by those certain Security Instruments defined in Section 4(n) and (o) of the Purchase Agreement.

Section 1.08 **Currency Exchange Rate Protections.**

(a) "Closing Date Exchange Rate" means the Euro to US dollar spot exchange rate as determined by the Holder's custodian bank on the date of funds transfer to the Escrow Agent's account .

(b) "<u>Repayment Exchange Rate</u>" means in relation to each date of a Conversion Notice or date of a Redemption Notice, the Euro to US dollar spot exchange rate as quoted by the Holder's custodian bank on such date or other such similar source.

(c) If on the date of any Conversion Notice or Redemption Notice, the Repayment Exchange Rate is less than the Closing Date Exchange Rate then the number of Shares to be issued shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Repayment Exchange Rate. By way of example, if the number of Shares to be issued in respect of a particular Conversion Notice or Redemption Notice would, but for this Section 1.08, be 1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Exchange Rate is 1.75, then 1,029 shares of Common Stock will be issued in relation to that Conversion Notice or Redemption Notice, as the case may be. For the avoidance of doubt, the formula for such calculation, by way of example for this Section, equals ((1.80 /1.75)-1)*1000 = 29 additional shares.

(d) If on the Repayment Date or any Interest Repayment Date, the Cash Payment Date Exchange Rate, as defined below is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Cash Payment Date Exchange Rate. "<u>Cash Payment Date Exchange Rate</u>" means in relation to each Repayment Date or Interest Repayment Date the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date. By way of example, if the amount of cash required to repay all amounts due on such date would, but for this Section 1.08, be $1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Date Exchange Rate is 1.75 then the amount of cash from the cash payment required to repay all amounts due on such date will be $1,028.57. For the avoidance of doubt, the formula for such calculation, by way of example for this Section, equals ((1.80/1.75)-1)*$1000 = $28.57 additional dollars.

ARTICLE II.

Section 2.01 **<u>Amendments and Waiver of Default</u>.** The Debenture may not be amended without the written consent of the Holder.

ARTICLE III.

Section 3.01 **<u>Events of Default</u>.** An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within 2 calendar days of the required payment date; (b) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) calendar days of the Company's receipt of the attached Notice of Conversion from Holder; (c) failure by the Company for ten (10) calendar days after notice to it to comply with any of its other agreements in this Debenture; (d) events of bankruptcy or insolvency; (e) a breach by the Company of its obligations under any of the Transaction Documents (as such term is defined in the Purchase Agreement) which is not cured by the Company within ten (10) calendar days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full

repayment of all debentures (including, without limitation, this Debenture) outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture, the Purchase Agreement or any other Transaction Document, convert all debentures (including, without limitation, this Debenture) outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

Section 3.02 **Failure to Issue Unrestricted Common Stock.** As indicated in Article III Section 3.01, a breach by the Company of its obligations under the Purchase Agreement shall be deemed an Event of Default, which if not cured within ten (10) days, shall entitle the Holder to accelerate full repayment of all debentures (including, without limitation, this Debenture) outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture, the Purchase Agreement or any other Transaction Document, to convert all debentures (including, without limitation, this Debenture) outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

ARTICLE IV.

Section 4.01 **Rights and Terms of Conversion.** This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above.

Section 4.02 **Re-issuance of Debenture.** When the Holder elects to convert a part of the Debenture or the Company redeems a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

ARTICLE V.

Section 5.01 **Restriction on Issuance of the Capital Stock, Incurring Debt or Granting of Security Interests.** So long as any of the principal of or interest on any debentures (including, without limitation, this Debenture) remain unpaid, the Company shall (i) not enter into any security instrument granting the holder a security interest in any and all assets of the Company or any subsidiary of the Company (whether now owned or acquired in the future while any debentures (including, without limitation, this Debenture) are outstanding without the prior written consent of the Holder, (ii) not permit any subsidiary of the Company (whether now owned or acquired in the future while any debentures (including, without limitation, this Debenture) to enter into any security instrument granting the holder a security interest in any and all assets of such subsidiary without the prior written consent of the Holder or (iii) not incur any additional debt or permit any subsidiary of the Company to incur any additional debt without the prior written consent of the Holder.

ARTICLE VI.

Section 6.01 **Notice.** Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Trilliant Exploration Corporation 545 Eighth Avenue Suite 401 New York, New York 10018 Attention: Mr. William Lieberman Telephone: (212) 560-5195 Facsimile: (772) 264-8023
With a copy to:	Befumo and Schaeffer 2020 Pennsylvania Ave #840 Washington DC 20006 Telephone: (202) 725-6733 Fax: (772) 264-8023
If to the Holder:	Trafalgar Capital Specialized Investment Fund, FIS The Dickens, Kirk Street 16 Northington Street London WC1N 2DG Attention: Andrew Garai, Chairman of the Board of Trafalgar Capital Sarl, General Partner Facsimile: 011-44-207-405-0161 and 001-786-323-1651
With a copy to:	K&L Gates LLP 200 South Biscayne Blvd., Suite 3900 Miami, FL 33131 Attention: Clayton Parker, Esq. Telephone: 305-539-3306 Facsimile: 305-358-7095

Section 6.02 **Governing Law.** This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Miami-Dade County, Florida in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 6.03 **Severability.** The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04 **Entire Agreement and Amendments.** This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 6.05 **Counterparts.** This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

TRILLIANT EXPLORATION CORPORATION

By: /s/ William Lieberman
Name: William Lieberman
Title: President

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert US$______________________ of the principal amount of the above Debenture into Shares of Common Stock of Trilliant Exploration Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	______________________________
Applicable Conversion Price:	______________________________
Signature:	______________________________
Name:	______________________________
Address:	______________________________
Amount to be converted:	US$__________________________
Amount of Debenture unconverted:	US$__________________________
Conversion Price per share:	US$__________________________
Number of shares of Common Stock to be issued:	______________________________
Please issue the shares of Common Stock in the following name and to the following address:	______________________________
Issue to:	______________________________
Authorized Signature:	______________________________
Name:	______________________________
Title:	______________________________
Phone Number:	______________________________
Broker DTC Participant Code:	______________________________
Account Number:	______________________________